CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated October 22, 2012, related to the statement of assets and liabilities of First Trust MLP and Energy Income Fund.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 27, 2012